Exhibit 99.2
 Financial Results2Q 2018

 2  Forward-Looking Statements  This presentation may contain “forward-looking statements” concerning the Corporation’s future economic, operational and financial performance. The words or phrases “expect,” “anticipate,” “intend,” “look forward,” “should,” “would,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by such sections. The Corporation cautions readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and advises readers that various factors, including, but not limited to, the following could cause actual results to differ materially from those expressed in, or implied by such forward-looking statements: the actual pace and magnitude of economic recovery in the regions impacted by the two hurricanes that affected the Corporation’s service areas during the third quarter of 2017 compared to management's current views on the economic recovery; uncertainties about how and when rebuilding will take place in the regions affected by the recent storms, including the rebuilding of the public infrastructure, such as Puerto Rico’s power grid, what level of government, private or philanthropic funds will be invested in the affected communities, how many dislocated individuals will return to their homes in both the short- and long-term, and what other demographic changes will take place; uncertainty as to the ultimate outcomes of actions taken, or those that may have to be taken, by the Puerto Rico government, or the oversight board established by the Puerto Rico Oversight, Management, and Economic Stability Act (PROMESA) to address Puerto Rico’s financial problems, including the filing of a form of bankruptcy under Title III of PROMESA that provides a court debt restructuring process similar to U.S. bankruptcy protection; the ability of the Puerto Rico government or any of its public corporations or other instrumentalities to repay its respective debt obligations, including the effect of payment defaults on the Puerto Rico government general obligations, bonds of the Government Development Bank for Puerto Rico and certain bonds of government public corporations, and recent and any future downgrades of the long-term and short-term debt ratings of the Puerto Rico government, which could exacerbate Puerto Rico’s adverse economic conditions and, in turn, further adversely impact the Corporation; uncertainty about whether approvals by the New York FED will be provided for future payments of dividends to stockholders or for receiving dividends from FirstBank, or for making payments on trust preferred securities or subordinated debt, incurring, increasing or guaranteeing debt or repurchasing any capital securities, despite the consents that have enabled the Corporation to pay quarterly interest payments on the Corporation’s subordinated debentures associated with its trust preferred securities since the second quarter of 2016, and for future monthly dividends on the non-cumulative perpetual preferred stock, despite the consents that have enabled the Corporation to pay monthly dividends on its non-cumulative perpetual preferred stock since December 2016; a decrease in demand for the Corporation’s products and services and lower revenues and earnings because of the continued recession in Puerto Rico; uncertainty as to the availability of certain funding sources, such as brokered CDs; the Corporation’s reliance on brokered CDs to fund operations and provide liquidity; the risk of not being able to fulfill the Corporation’s cash obligations or resume paying dividends to the Corporation’s common stockholders in the future due to the Corporation’s need to receive regulatory approvals to declare or pay any dividends and to take dividends or any other form of payment representing a reduction in capital from FirstBank or FirstBank’s failure to generate sufficient cash flow to make a dividend payment to the Corporation; the weakness of the real estate markets and of the consumer and commercial sectors and their impact on the credit quality of the Corporation’s loans and other assets, which have contributed and may continue to contribute to, among other things, high levels of non-performing assets, charge-offs and provisions for loan and lease losses, and may subject the Corporation to further risk from loan defaults and foreclosures; the ability of FirstBank to realize the benefits of its deferred tax assets subject to the remaining valuation allowance; adverse changes in general economic conditions in Puerto Rico, the U.S., and the U.S. Virgin Islands and British Virgin Islands, including the interest rate environment, market liquidity, housing absorption rates, real estate prices, and disruptions in the U.S. capital markets, which reduced interest margins and affected funding sources, and has affected demand for all of the Corporation’s products and services and reduced the Corporation’s revenues and earnings, and the value of the Corporation’s assets, and may continue to have these effects; an adverse change in the Corporation’s ability to attract new clients and retain existing ones; the risk that additional portions of the unrealized losses in the Corporation’s investment portfolio are determined to be other-than-temporary, including additional impairments on the Puerto Rico government’s obligations; uncertainty about regulatory and legislative changes for financial services companies in Puerto Rico, the U.S., and the U.S. and British Virgin Islands, which could affect the Corporation’s financial condition or performance and could cause the Corporation’s actual results for future periods to differ materially from prior results and anticipated or projected results; changes in the fiscal and monetary policies and regulations of the U.S. federal government and the Puerto Rico and other governments, including those determined by the Federal Reserve Board, the New York Fed, the Federal Deposit Insurance Corporation (“FDIC”), government-sponsored housing agencies, and regulators in Puerto Rico and the U.S. and British Virgin Islands; the risk of possible failure or circumvention of controls and procedures and the risk that the Corporation’s risk management policies may not be adequate; the risk that the FDIC may increase the deposit insurance premium and/or require special assessments to replenish its insurance fund, causing an additional increase in the Corporation’s non-interest expenses; the impact on the Corporation’s results of operations and financial condition of acquisitions and dispositions; a need to recognize additional impairments on the Corporation’s financial instruments, goodwill or other intangible assets relating to acquisitions; the risk that downgrades in the credit ratings of the Corporation’s long-term senior debt will adversely affect the Corporation’s ability to access necessary external funds; the impact on the Corporation’s businesses, business practices and results of operations of a potential higher interest rate environment; uncertainty as to whether FirstBank will be able to satisfy its regulators regarding, among other things, its asset quality, liquidity plans, maintenance of capital levels and compliance with applicable laws, regulations and related requirements; and general competitive factors and industry consolidation. The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements, except as required by the federal securities laws.

 Agenda  Second Quarter 2018 Highlights Aurelio Alemán, President & Chief Executive OfficerSecond Quarter 2018 Results of Operations Orlando Berges, Executive Vice President & Chief Financial OfficerQuestions & Answers  3

 Key Highlights  4  Second Quarter 2018 Highlights

# Second Quarter 2018 Highlights

1 First BanCorp

| | |
|---|---|
| **Profitability** | ▪ 2Q 2018 net income of $31.0 million, or $0.14 per diluted share, compared to $33.1 million in 1Q 2018.<br>▪ Adjusted pre-tax, pre-provision income of $61.4 million, compared to $60.7 million for 1Q 2018.<br>▪ Net interest income increased $5.8 million compared to 1Q 2018. |
| **Loan Portfolio** | ▪ Loan originations grew $126 million this quarter with increases in all major categories.<br>▪ While overall loan portfolio decreased this quarter driven by pay-offs, note sales and repayments, our consumer portfolio showed positive growth in 2Q 2018. |
| **Asset Quality** | ▪ Total NPAs decreased by $15.9 million to $621.3 million, or 5.0% of assets, in 2Q 2018.<br>▪ Provision for loan and lease losses decreased $1.0 million to $19.5 million compared to 1Q 2018.<br>▪ Net charge-off rate of 1.07% compared to 1.21% for the 1Q 2018. |
| **Core Deposits** | ▪ Deposits, net of government and brokered CDs, increased by $180.5 million to $7.6 billion. Most of this growth occurred in noninterest-bearing deposits, which grew 15%, or $297.3 million compared to the prior quarter.<br>▪ Brokered certificates of deposit (CDs) decreased by $133.4 million in 2Q 2018.<br>▪ Government deposits increased by $104.6 million to $800.2 million as of 2Q 2018. |
| **Capital** | ▪ 2Q 2018 capital position:<br>– Total Risk Based Capital Ratio of 23.48%;<br>– Tier 1 Ratio Risk Based Capital Ratio of 20.16%; and<br>– Leverage Ratio of 14.35%.<br>▪ Tangible book value per common share of $8.40 compared to $8.32 in 1Q 2018. |

5

# Second Quarter 2018 Highlights: LOAN PORTFOLIO

1First BanCorp

## Loan Portfolio ($ millions)



$8,899
$8,905
$8,883
$8,787
$8,721
37
28
33
91
81
3,728
3,746
3,698
3,614
3,542
122
129
111
79
85
1,728
1,728
1,750
1,735
1,775
3,283
3,274
3,291
3,268
3,238
2Q 2017
3Q 2017
4Q 2017
1Q 2018
2Q 2018

## Loan Originations* ($ millions)



$992
$666
$614
$684
$810
$922
538
335
332
335
377
484
9
11
13
11
9
12
265
208
176
217
284
242
180
112
93
121
140
184
2Q 2017
3Q 2017
4Q 2017
1Q 2018
2Q 2018
3Q16 - 2Q17 Avg.

Residential Mortgage | Consumer & Finance Leases | Construction | Commercial | Loans HFS

***Our island is beginning to show signs of growth and we continue relying on our regional diversification:***

Loan Portfolio:

- The loan portfolio decreased $66.2 million mainly driven by loan pay-offs, notes sales and repayments.
- While there were declines in the commercial and residential portfolios in Puerto Rico, consumer loans grew $41.8 million.

Origination Activity:

- Loan originations continue to improve up $126 million, with increases in all major categories approaching pre-hurricane levels.
- Loan origination pipeline across all three regions is growing stronger for the second half of 2018.

** Including refinancing and draws from existing revolving and non-revolving commitments.*

6

 7  Total Deposit Composition (%)  Core Deposits* ($ millions)  * Core deposits are total deposits excluding brokered CDs.   Core deposits experienced strong growth; noninterest bearing increased 15%, or $297 million.   Second Quarter 2018 Highlights: Deposit Mix   Retail    Commercial    CDs & IRAs    Public Funds    $7,489  $7,511  $8,110  Deposits, excluding brokered CDs and government deposits, increased $180.5 million in 2Q 2018, reflecting an increase of $151.5 million in Puerto Rico and $49.3 million in the Virgin Island region, partially offset by an decrease of $20.0 million in the Florida region. Government deposits increased in 2Q 2018 by $104.6 million to $800.2 million.Brokered CDs decreased by $133.4 million in 2Q 2018, now representing 9% of total deposits.  $8,395  $7,872

 8  Second Quarter 2018 Highlights: Capital Position  Capital Ratios (%)  Total stockholders’ equity amounted to $1.9 billion as of June 30, 2018, an increase of $24.6 million from March 31, 2018, mainly driven by the earnings generated in the first quarter, partially offset by a decrease in the fair value of available-for-sale investment securities recorded as part of other comprehensive income.  Capital Ratios (%)

 9  Results of Operations  Second Quarter 2018 Results

 10  Results of Operations: Second Quarter Financial Highlights  ($ in thousands, except per share data)  Select Financial Information

 11  Key Highlights  Net Interest Income ($ millions)  Net interest income increased $5.8 million in 2Q 2018. This increase was mainly due to:A $3.3 million increase in interest income on commercial and construction loans primarily due to the upward repricing of variable rate loans and interest collected on nonperforming loans.A $1.8 million increase in interest income from investment securities and interest-bearing cash balances due to both an increase of average balances and the Fed Funds rate.A $1.6 million increase in interest income on consumer loans, primarily due to a lower impact from non-performing loans and the positive effect of one additional day in the second quarter.This increase was partially offset by a decrease in interest income on residential mortgage loans due largely to lower average balance.GAAP NIM increased 9 basis points to 4.49%, primarily driven by the upward repricing of variable rate commercial loans and improved funding mix.  Results of Operations: Net Interest Income

# Results of Operations: NON-INTEREST INCOME

1First BanCorp

## GAAP Non-Interest Income ($ millions)



$20.5
$18.6
$15.0
$22.8
$20.5
9.9
9.7
8.1
13.5
10.3
4.8
3.1
1.9
4.2
4.8
5.8
5.8
4.9
5.1
5.3
2Q 2017
3Q 2017
4Q 2017
1Q 2018
2Q 2018
Other
Mortgage Banking
Service Charges on Deposits

## Adj. Non-Interest Income* ($ millions)



$20.2
$17.3
$15.0
$20.5
$20.5
9.5
8.3
8.1
11.2
10.3
4.8
3.1
1.9
4.2
4.8
5.8
5.8
4.9
5.1
5.3
2Q 2017
3Q 2017
4Q 2017
1Q 2018
2Q 2018

## Key Highlights

- Non-interest income for 2Q 2018 amounted to $20.5 million, compared to $22.8 million for 1Q 2018. Non-interest income for 1Q 2018 included the $2.3 million gain on the repurchase at a discount of $23.8 million in trust preferred securities.
- Adjusted non-interest income, excluding the $2.3 million gain in 1Q 2018, remained flat.
  - Mortgage banking saw a $0.7 million increase in revenues driven by a higher volume of sales in the secondary market.
  - Service charges on deposit accounts increased $0.3 million related to an increase in cash management transactions for commercial clients.
  - Other income increased $0.5 million due to higher merchant-related transaction fee income and credit and debit cards fees. Offset by a $1.6 million reduction in seasonal contingent commissions received in the prior quarter.

** Non-GAAP adjusted non interest income - See Appendix page 22 for reconciliation.*

12

13  Results of Operations: Operating Expenses  Non-interest expenses increased by $4.2 million in 2Q 2018 to $90.2 million. Non-interest expenses for 2Q 2018 included $0.7 million ($1.6 million in 1Q 2018) in storm-related costs substantially all included in occupancy and equipment. Excluding theses items, non-interest expenses increased $5.2 million this quarter due to:A $5.4 million increase in the adjusted net loss on OREO operations, primarily due to a $5.9 million increase in fair value adjustments of OREO properties.A $1.4 million increase in adjusted business promotion expenses, including a $0.9 million increase related to the timing of advertising, public relations, and sponsorship activities.These expenses were partially offset by:A $1.1 million decrease in employees’ compensation and benefits expenses driven by a $1.6 million seasonal decline in payroll taxes and bonus expenses, partially offset by headcount increase and certain severance payments. A $0.4 million decrease in adjusted occupancy and equipment costs, primarily related to certain software-support expenses renegotiated in the second quarter.

 14  Non-Performing Assets ($ millions)  Inflows to non-performing loans were $105.2 million, an increase of $55.4 million, compared to inflows of $49.8 million in 1Q 2018. The increase was driven by the inflow of two large legacy commercial mortgage loans totaling $69.8 million tied to a commercial loan relationship that operates in both Florida and Puerto Rico.Strong resolution efforts resulting in $108 million reduction of NPLs offset the inflows this quarter. Specifically, $51 million were brought current; $14 million were paid-off; $10 million were sold; and the remainder was charged-off or transferred to REO.  NPAs decreased by $16 million to $621 million or 5.0% of assets:  Results of Operations: Asset Quality  Q-o-Q Change in NPAs  Migration Trend ($ millions)

 15  Key Highlights  Net Charge-Offs ($ millions)  Net charge-offs for 2Q 2018 were $23.4 million, or an annualized 1.07% of average loans, compared to $26.5 million, or an annualized 1.21% of average loans, in 1Q 2018.Allowance coverage ratio of 2.57% compared to 2.60% in 1Q 2018. The ratio of the allowance to NPLs held for investment was 52.97% as of 2Q 2018 compared to 54.82% as of 1Q 2018.  Commercial NPLs (Includes HFS)  *Net Carrying Amount = % of unpaid principal balance net of reserves and accumulated charge-offs.   Results of Operations: Net Charge-offs  $25  $18  $48  $27  $23

 16  Second Quarter 2018 Results  Q & A

 17  Second Quarter 2018 Results  Exhibits

 18  NPL Migration  ($ in 000)

 19  Second Quarter 2018 Highlights: PR Government Exposure      ($ in millions)  As of June 30, 2018, the Corporation had $213.2 million of direct exposure to the Puerto Rico Government, its municipalities and public corporations, compared to $213.4 million as of March 31, 2018. 86% of direct government exposure is to municipalities, which are supported by assigned property tax revenues. As of June 30, 2018, the Corporation had $634.4 million of public sector deposits in Puerto Rico, compared to $541.4 million as of March 30, 2018. Approximately 31% is from municipalities and municipal agencies in Puerto Rico and 69% is from public corporations and the central government and agencies in Puerto Rico.

 20  Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Tangible Common Equity Ratio and Tangible Book Value per Common Share The tangible common equity ratio and tangible book value per common share are non-GAAP financial measures generally used by the financial community to evaluate capital adequacy. Tangible common equity is total equity less preferred equity, goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible and the insurance customer relationship intangible. Tangible assets are total assets less goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible and the insurance customer relationship intangible. Management and many stock analysts use the tangible common equity ratio and tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase method of accounting for mergers and acquisitions. Accordingly, the Corporation believes that disclosures of these financial measures may be useful also to investors. Neither tangible common equity nor tangible assets, or the related measures should be considered in isolation or as a substitute for stockholders’ equity, total assets, or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Corporation calculates its tangible common equity, tangible assets, and any other related measures may differ from that of other companies reporting measures with similar names.

 21  Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Adjusted Pre-Tax, Pre-Provision IncomeAdjusted pre-tax, pre-provision income is a non-GAAP performance metric that management uses and believes that investors may find useful in analyzing underlying performance trends, particularly in times of economic stress. Adjusted pre-tax, pre-provision income, as defined by management, represents net income (loss) excluding income tax expense (benefit), the provision for loan and lease losses, as well as certain items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts. This metric is income before income taxes adjusted to exclude the provision for loan and lease losses, gains or losses on sales of investment securities and impairments, and fair value adjustments on derivatives. In addition, from time to time, earnings are adjusted also for items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts.

 22  Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Adjusted Non-interest IncomeAdjusted non-interest income is a non-GAAP performance metric that management uses and believes that investors may find useful in analyzing underlying performance trends, particularly in times of economic stress. Adjusted non-interest income, as defined by management, represents non-interest income (loss) excluding certain items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts. This metric is non-interest income adjusted to exclude gains or losses on sales of investment securities and impairments, and fair value adjustments on derivatives, the gain from recovery of investments previously written off, brokerage and insurance commissions from the sale of large fixed annuities contracts, and OTTI charges on debt securities, the gain on the repurchase and cancellation of trust preferred securities, the gain on sale of merchant contracts.